                           PORTFOLIO APPRAISAL REPORT

                        CORPORATE PROPERTY ASSOCIATES 1
                        CORPORATE PROPERTY ASSOCIATES 2
                        CORPORATE PROPERTY ASSOCIATES 3
                        CORPORATE PROPERTY ASSOCIATES 4
                        CORPORATE PROPERTY ASSOCIATES 5
                        CORPORATE PROPERTY ASSOCIATES 6
                        CORPORATE PROPERTY ASSOCIATES 7
                        CORPORATE PROPERTY ASSOCIATES 8
                        CORPORATE PROPERTY ASSOCIATES 9

                               TABLE OF CONTENTS

                                                                                        PAGE
                                                                                        ----
Letter of Transmittal.................................................................    1
Identification of Subject Portfolios..................................................    4
Property Ownership and History........................................................    4
Purpose of Appraisal..................................................................    4
Function of Appraisal.................................................................    4
Scope of Appraisal....................................................................    4
Date of Valuation.....................................................................    6
Value Definition......................................................................    6
Valuation Methodology.................................................................    7
  Site Inspections and Data Gathering.................................................    8
  Lease Review........................................................................    9
  Market Rental Rates.................................................................    9
  Highest and Best Use................................................................    9
  Operational Projections.............................................................   10
  Reversion...........................................................................  ...
  Selection of Discount Rates.........................................................   11
Portfolio Value Conclusions...........................................................   13
Portfolio Summaries...................................................................   14
Assumptions and Limiting Conditions...................................................   32

May 15, 1997

W. P. Carey & Co., Inc.
620 Park Avenue, 4th Floor
New York, NY 10020

Gentlemen:

     You have engaged Robert A. Stanger & Co., Inc. ("Stanger") to estimate the value of the real property portfolios (the "Portfolios") owned by Corporate Property Associates 1, Corporate Property Associates 2, Corporate Property Associates 3, Corporate Property Associates 4, Corporate Property Associates 5, Corporate Property Associates 6, Corporate Property Associates 7, Corporate Property Associates 8 and Corporate Property Associates 9, (hereinafter the "Partnerships"). Such appraisal reflects the estimated market value of the leased fee interests or, where appropriate, fee simple interests in the portfolios of real property owned by the Partnerships (the "Portfolio Valuations") as of March 31, 1997.

     This report is prepared in accordance with an agreement between Robert A. Stanger & Co., Inc. and W. P. Carey & Co., Inc. ("Carey") and the Partnership, dated April 7, 1997. Pursuant to the agreement, Stanger has been engaged to perform the appraisal on a limited scope basis using a summary report format in conformity with the departure provisions of the Uniform Standards of Professional Appraisal Practice of the Appraisal Institute, relying solely upon the Income Approach to value. As such, the report differs from a self-contained appraisal report in that (i) the data is limited to the summary data and conclusions presented, and (ii) the cost and market approaches were excluded and the conclusions were based upon the income approach. Due to the type of the real estate owned by the Partnerships and the nature of the lease terms, the engagement calls for these assets to be valued utilizing a discounted cash flow analysis, subject to existing leases and debt in place. We have therefore valued the net cash flows related to triple net leases with reversion to underlying real estate value only after the primary lease term and any renewal options deemed favorable to the tenant have been exhausted.

     Our valuation has been based in part upon information supplied to us by Carey and the Partnerships including but not limited to: lease abstracts; renewal and purchase option status; information relating to the creditworthiness of tenants; schedules of current lease rates, income, expenses, cash flow and related financial information; property descriptive information, physical condition of improvements and acquisition appraisals; information relating to mortgage encumbrances; and, where appropriate, proposed sales terms, sales agreements and supporting documentation. We have also visited the offices of Carey and the Partnerships in New York, New York and have interviewed relevant management personnel. We have relied upon such information and have assumed that the information provided by Carey and the Partnerships is accurate and complete. We have not attempted to independently verify such information.

     We are advised by Carey and the Partnerships that the purpose of the appraisals is to estimate the value of the leased fee interests or, where appropriate, fee simple interests in the Portfolios under market conditions as of the appraisal date and subject to existing leases and debt in place, and that the Portfolio Valuations will be used in connection with a proposed merger of Partnerships in exchange for shares of a newly formed limited liability company (the "LLC") and assumption of existing indebtedness (the "Transaction"). Stanger understands that the Portfolio Valuations may be reviewed and utilized in connection with the Transaction and Stanger agrees to the use of the Portfolio Valuations for this purpose subject to the terms and conditions of the agreements related thereto.

     For these purposes, this summary appraisal report was prepared stating our opinion as to the market value of the Portfolios as of March 31, 1997. This report may be summarized and referenced in the proxy statement for the Partnerships relating to the Transaction, subject to prior review by Stanger. However, the attached summary appraisal report should be reviewed in its entirety and is subject to the assumptions and limiting conditions contained herein. Background information and analysis upon which value conclusions are based has been retained in our files.

     Our review was undertaken solely for the purpose of providing an opinion of value, and we make no representation as to the adequacy of such review for any other purpose. Our opinion is expressed with respect to the total value of each of the real estate portfolios, assuming existing financing and lease contracts, in which the Partnerships have an interest and not with respect to limited partners' allocations. Stanger has no present or contemplated future interest in the properties, the Partnerships, the proposed LLC or Carey.

     The appraisal is only an estimate of the aggregate market value of the leased fee interests or, where appropriate, fee simple interests in the Portfolios as of the date of valuation and should not be relied upon as being the equivalent of the price that would necessarily be received in the event of a sale or other disposition of the properties in the Portfolios. Changes in corporate financing rates generally, changes in individual tenant creditworthiness, changes in tenant motivation with respect to the exercise of renewal or purchase options, or changes in real estate property markets may result in higher or lower values of real property. The use of other valuation methodologies might produce a higher or lower value. However, in our opinion, the use of the discounted cash flow methodology and, where appropriate, the income capitalization method, is appropriate and reasonable. Our opinion is subject to the assumptions and limiting conditions set forth herein. We have used methods and assumptions deemed appropriate in our professional judgment; however, future events may demonstrate that the assumptions were incorrect or that other, different methods or assumptions may have been more appropriate.

     This abbreviated valuation report provides our value conclusion with respect to the Portfolios, definitions of value, and discussions of the valuation methodology employed, assumptions, and limiting conditions.

                                          Sincerely,

                                          /s/ ROBERT A. STANGER & CO., INC.

                                          --------------------------------------
                                          Robert A. Stanger & Co., Inc.
                                          Shrewsbury, New Jersey

                      IDENTIFICATION OF SUBJECT PORTFOLIOS

     The subjects of this appraisal are the real property portfolios (the "Portfolios") in which Corporate Property Associates, Corporate Property Associates 1, Corporate Property Associates 2, Corporate Property Associates 3, Corporate Property Associates 4, Corporate Property Associates 5, Corporate Property Associates 6, Corporate Property Associates 7, Corporate Property Associates 8 and Corporate Property Associates 9 (the "Partnerships") own leased fee or fee simple interests. The Portfolios include office, industrial/warehouse facilities, retail and hotel properties. A listing of the properties in each Portfolio is provided in the "Portfolio Summaries" section of this report.

                         PROPERTY OWNERSHIP AND HISTORY

     During the past three years, the properties have been owned continuously by the Partnerships, with the exception of the Furon property located at 1395 Danner Drive, Aurora, Ohio, which we have been advised will be acquired during the second quarter of 1997 by Corporate Property Associates 8 and Corporate Property Associates 9 through an exchange for two other properties currently owned and leased to the Furon Company by Corporate Property Associates 8 and 9.

                              PURPOSE OF APPRAISAL

     The purpose of this appraisal is to estimate the market value of the leased fee or, where appropriate, fee simple interests in the real property Portfolios subject, as appropriate, to existing leases and debt in place under market conditions as of March 31, 1997.

                             FUNCTION OF APPRAISAL

     The function of this appraisal is to provide a current estimate of market value of the Portfolios for use solely by the Partnerships in connection with the proposed merger of the Partnerships in exchange for shares of a newly formed limited liability company and the assumption of existing indebtedness. No representation is made as to the adequacy of this appraisal for any other purpose.

                               SCOPE OF APPRAISAL

     The Portfolio Valuations have been prepared on a limited scope basis using a summary report format in conformity with the departure provisions of the Uniform Standards of Professional Appraisal Practice of the Appraisal Institute, in accordance with agreements between Robert A. Stanger & Co., Inc. and Carey and the Partnerships, dated April 7, 1997. Pursuant to the agreements, Stanger has relied solely upon the income approach to value and did not employ the "cost" or "sales comparison" approaches (as described below).

     In estimating the value of a property, appraisers typically consider three approaches to value: the cost approach, the market data or sales comparison approach, and the income approach. The value estimate by the cost approach incorporates separate estimates of the value of the unimproved site under its highest and best use and the value of the improvements less observed accrued depreciation resulting from physical wear and tear and functional and/or economic obsolescence. The market data or sales comparison approach involves a comparative analysis of the subject property with other similar properties that have sold recently or that are currently offered for sale in the market. The income approach involves an economic analysis of the property based on its potential to provide future net annual income. With respect to leased properties and the valuation of leased fee interests, a discounted cash flow analysis ("DCF") is commonly utilized. The DCF method ascribes a present value to the future cash flows associated with operating the property and the ultimate reversion value of the property, based upon a discount rate commensurate with the risks inherent in ownership of the property and with rates of return offered by alternative investment opportunities.

     Pursuant to the terms of our engagement, the Portfolio Valuations were performed solely using the income approach. Since a primary buyer group for properties of the type appraised herein is investors, the income approach was deemed an appropriate valuation methodology. Further, given the primary criteria used by buyers of properties of the type appraised herein and the existence of generally long-term net leases on the properties, the cost approach was considered less reliable than the income approach. The sales comparison approach was also considered less reliable than the income approach given the primary criteria used by buyers of properties of the type appraised herein, the existence of generally long-term net leases on the properties, and the relative lack of sufficient reliable data from recent transactions involving properties comparable to the subject properties. Consequently, given these factors, the income approach was considered a reasonable approach to valuation for the subject Portfolio.

     In addition, unless otherwise noted in this report, the leased fee interests have been valued utilizing a discounted cash flow analysis applied to equity cash flows after debt service based on existing financing, which financing has been represented by the owner as being assumable. We have therefore valued net cash flows related to the lease without reversion to underlying real estate value until the primary lease term and any renewal or purchase options deemed favorable to the tenant have been exhausted. Fee simple property interests were valued utilizing either the income capitalization and/or the discounted cash flow method. Changes in corporate financing rates generally, in individual tenant creditworthiness, in tenant motivation with respect to the exercise of renewal options, or in real estate property markets may result in higher or lower values of real property. The use of other valuation methodologies might produce a higher or lower value. Our opinion is subject to the assumptions and limiting conditions set forth herein.

     Departures -- Uniform Standards of Professional Practice -- With respect to limited appraisals, the departure provisions of the Uniform Standards of Professional Appraisal Practice permit departures from the specific guidelines of Standard 1. In this report the following departures were taken:

Standard Rule 1-4 (a)                The cost and market approaches are excluded, and the
                                     conclusions are based solely on the income approach (see
                                     Valuation Methodology).

                               DATE OF VALUATION

     The date of valuation for the Portfolios is March 31, 1997.

                                VALUE DEFINITION

     Market value, as defined by the Appraisal Institute, is the most probable price as of a specified date, in cash, in terms equivalent to cash, or in other precisely revealed terms, for which the specified property rights should sell after reasonable exposure in a competitive market under all conditions requisite to a fair sale, with the buyer and seller each acting prudently, knowledgeably and for self-interest, and assuming that neither is under undue duress. As used in this report, market value is based on a sale of the subject property rights for cash and the assumption of existing third-party indebtedness encumbering the properties.

     Implicit in this definition is the consummation of a sale as of a specified date and the passing of title from seller to buyer under conditions whereby:

        (a) buyer and seller are typically motivated;

          (b) both parties are well informed or well advised, and each acts in a manner he considers in his own best interest;

          (c) a reasonable time is allowed for exposure in the open market;

          (d) payment is made in terms of cash in U.S. dollars or the substantial equivalent thereof, and the assumption of existing indebtedness;

          (e) the price represents the normal consideration for the property sold unaffected by special sales concessions granted by anyone associated with the sale.

     The property rights appraised in this report are leased fee interests and, where appropriate, fee simple interests. Leased fee interest is defined as an ownership interest held by a landlord with the right to use and occupancy conveyed by lease to others, and usually consists of the right to receive rent and the right to repossession at the termination of the lease. Fee simple interest is defined as absolute ownership unencumbered by any other interest or estate, subject only to the limitations of eminent domain, escheat, police power, and taxation.

     The appraisal includes the value of land, land improvements such as paving, fencing, on-site sewer and water lines, the buildings and, with respect to the hotel properties only, furniture fixtures and equipment necessary to achieve the operating results which formed the basis of the valuation as of March 31, 1997. Except for the hotel furniture, fixtures and equipment, as noted above, the appraisal does not include supplies, materials on hand, inventories, furniture, equipment or other personal property, company records, or current or intangible assets that may exist; it pertains only to items considered as real estate.

                             VALUATION METHODOLOGY

     Pursuant to the terms of this engagement, Stanger has estimated the aggregate value of the Partnerships' leased fee or, where appropriate, fee simple interests in the Portfolios based solely on the income approach to valuation. (Appraisers typically consider three approaches in valuing real property: the cost approach, the income approach, and the sales comparison, or market data, approach. The type and age of a property, the nature of the leases, market conditions and the quantity and quality of data affect the applicability of each approach in a specific appraisal situation.)

     The income approach is based on the assumption that the value of a property or portfolio of properties can be represented by the present worth of future cash flows. In these Portfolio Valuations, a discounted cash flow ("DCF") analysis is used to determine the value of the leased fee interests in the portfolios of properties based upon the lease and financing that encumber each property, reflecting representations by the owner that such financing is assumable. Fee simple property interests are valued utilizing either the income capitalization and/or the discounted cash flow method. The indicated value by the income approach represents the amount an investor might reasonably be expected to pay for the expectation of receiving the net cash flow after debt service from each Portfolio's properties during the subject lease terms and the proceeds from the ultimate sale of each Portfolio's properties after repayment of remaining mortgage debt.

     Unless otherwise noted herein, in applying the DCF analysis, we utilized pro forma statements of operations for each of the properties prepared in accordance with the leases and financing which currently encumber the properties. The properties are assumed to be sold after the expiration of the initial lease term and any renewal terms deemed favorable to the tenants (i.e., where the tenant has an option to renew at a rental rate materially below the projected market rate rent at the time of the renewal option, it is assumed that such option will be exercised).

     The reversion value of the properties which can be realized upon sale is calculated based on the current economic rental rate deemed reasonable for each property, escalated at a rate indicative of current expectations in the marketplace for the property. The market-rate net income of the properties at the year of sale is then capitalized at an appropriate rate reflecting the age, anticipated functional and economic obsolescence and competitive position of the properties to determine the reversion value of the properties. Where properties were deemed to have reached the limit of functional utility and useful life at the time of lease expiration, the reversion was computed based on estimated land value. Net proceeds to equity owners were determined by deducting estimated costs of sale and principal and any accrued interest balances due on the properties' mortgage debt in the projected year of sale based on each mortgage's amortization schedule.

     Finally, (i) the discounted present value of the equity cash flow stream from operations (after debt service) and the discounted present value of net proceeds from sale, and (ii) the outstanding debt balance as of March 31, 1997 for each property were summed to arrive at a total estimated value for each Portfolio. The resulting Portfolio Values were then adjusted for any joint venture interests in the properties based on information provided by Carey and the Partnerships to arrive at the final Portfolio Values.

     The following describes more fully the steps involved in the valuation methodology.

SITE INSPECTIONS AND DATA GATHERING

     In conducting the Portfolio Valuations, representatives of Stanger performed site inspections of the properties during 1995 and 1996 in the context of a prior appraisal of the Portfolios. In the course of these site visits, the physical facilities of each property were inspected, current market rental rates for competing properties were obtained, information on the local market was gathered, and where possible, the tenant's facilities manager was interviewed concerning the property, its role in company operations, and other factors. Information gathered during the site inspection was supplemented by a review of published information concerning economic, demographic and real estate trends in local, regional and national markets, and by information updates provided by management and obtained through telephonic interviews of local market information sources.

     In conducting the appraisals, Stanger also interviewed and relied upon Carey management personnel to obtain information relating to the condition of each property, including any deferred maintenance, capital budgets, known environmental conditions, status of on-going or newly planned property additions, reconfigurations, improvements, and other factors affecting the physical condition of the property improvements.

     Stanger also interviewed Carey's management and acquisitions personnel regarding competitive conditions in net lease property markets, tenant credit trends affecting the properties, certain lease and financing factors, and historical and anticipated lease revenues and expenses. Stanger also reviewed historical operating statements for each of the properties in the subject Portfolios.

     In addition, Stanger reviewed the acquisition criteria and projection parameters used by real estate investors. Such reviews included a search of real estate data sources and publications concerning real estate buyer's criteria, interviews with sources deemed appropriate in certain local markets (including local appraisers and real estate brokers) to confirm acquisition criteria used, and direct telephonic interviews with major national investors, owners and managers of net lease property portfolios and financing sources for net lease transactions in the marketplace, to investigate the interaction of such factors as required equity rates of return, initial equity yield requirements, tenant credit profile, type of property, and the terms of available financing.

     Stanger also compiled data on actual transactions involving net leased properties, from which acquisition criteria and parameters were extracted. Information on actual property transactions was obtained during the site inspections and from direct telephonic interviews of local appraisers and real estate brokers, and major national investors, owners and managers of net leased properties, and from other publicly available sources. In addition, Stanger reviewed data provided by Carey on actual acquisitions and sales involving Carey and affiliated entities.

LEASE REVIEW

     Lease abstracts were provided by Carey and the Partnerships and were relied upon in the preparation of operational projections for each property (as discussed below). Stanger reviewed such lease abstracts and interviewed Carey management personnel to ascertain any renegotiated terms and modifications and the status of various options and other factors. Provisions considered and incorporated into the operational projections included current lease rate, escalation factors, percentage rent provisions, renewal options and terms, and purchase options and terms.

MARKET RENTAL RATES

     Representatives of Stanger collected available data on rental rates at competing properties in each local or regional market. Data collected at the time of the site inspection was updated with published data and direct telephonic contacts with local brokers and leasing agents.

HIGHEST AND BEST USE

     Highest and best use is defined as:

        The reasonable probable and legal use of vacant land or an improved property, which is physically possible, appropriately supported, financially feasible, and that results in the highest value. The four criteria the highest and best use must meet are legal permissibility, physical possibility, financial feasibility, and maximum profitability.

     In conformity with the provisions of its engagement, Stanger evaluated each site's highest and best use as currently improved. Based upon the review of each of the sites, the highest and best use of each of the properties remains as currently improved, unless otherwise noted herein.

OPERATIONAL PROJECTIONS

     Based on the lease and market rent analysis, rental revenue projections were developed for each property in each of the Portfolios based on the terms of existing leases (or, in the case of property not subject to long-term net leases, based on analysis of market rents and historical rents achieved at the property). Where lease terms included percentage rent provisions, available sales data were reviewed for each property and sales levels were projected based on escalation factors deemed appropriate in light of the current level of sales, area trends and parameters utilized by buyers of similar properties. Percentage rents were then calculated based on the resulting sales levels and contract provisions relating to sales breakpoints and percentage rent participations.

     Lease renewals were analyzed based on escalated current market rental rates. The annual market rent escalation rates utilized were based on local market conditions in the area of each property, inflation rates, the projected holding period of the property and rental rate growth parameters applied by investors in similar type properties. Where projected market rental rates at the time of a renewal option materially exceeded the contractual lease renewal rate, the renewal option was assumed to be exercised.

     Where appropriate, vacancy and collection losses were factored into the analysis. A property management fee deemed appropriate for retaining a professional real estate organization to manage the specific type of property was included in the projections. In the case of net leased properties, the fee utilized was 1% of rental revenues. Expenses relating solely to partnership investor reporting and accounting were excluded.

     Debt service payments were deducted from net operating income for each property consistent with the terms of the existing financing. For properties where existing debt matures during the lease term, the refinancing capability of the property was reviewed based upon lending criteria utilized by financing sources, including loan-to-value ratios and debt service coverage requirements. For properties meeting such lending criteria, debt balances at maturity of the existing mortgage were considered refinanced at interest rates and amortization schedules deemed appropriate for the property. Finally, where a capital expense reserve, deferred maintenance or extraordinary capital expenditures were required for an individual property, the cash flows and value were adjusted accordingly.

REVERSION

     In the course of performing the appraisals, Stanger reviewed available sales transactions of similar investment properties as well as market data relating to overall capitalization rates for similar properties in the general location of the subject properties. As described above, acquisition criteria used by buyers of similar properties were also reviewed. Based upon these reviews and considering such factors as age, quality, anticipated functional and economic obsolescence, competitive position of the property, the projected date of sale, and buyers' acquisition criteria, appropriate terminal capitalization rates were selected. Where properties were deemed to have reached the limit of functional utility and useful life at the time of lease expiration, the reversion was computed based on escalated land value.

     Based upon current market rate rents, estimated escalation factors, and the estimated vacancy rate and other property operating expenses incurred by the owner, net operating income during the twelve months following the lease expiration was estimated. The resulting net operating income estimate was capitalized to determine residual value. The residual value was discounted, after deducting appropriate sales expenses and mortgage balances, if any, outstanding at the time of sale, to a present value. The discount rate employed was based on current acquisition criteria and target rates of return among commercial property investors.

     Where any property lease included a purchase option for the lessee, the purchase option price was compared to the projected value of the property based on projected market rental rates (and where appropriate, contractual rent under the lease agreement). Where the purchase option price was less than the projected market value of the property or the purchase option provided a significant financial benefit to the tenant relative to its remaining lease obligation, the purchase option was deemed exercised; otherwise the purchase option was deemed expired.

SELECTION OF DISCOUNT RATES

     Distinct discount rates were then applied to the operating cash flow projections and the reversion values.

     - OPERATING CASH FLOW -- The selection of the appropriate discount rate for determining the present value of future operating cash flow streams from each net leased property was based primarily upon such factors as the creditworthiness of the tenant, the length of the lease term, and the general interest rate environment.

       Specifically, Stanger conducted an analytical review of the financial statements of the tenants/guarantors under the subject leases. In the course of this review, Stanger analyzed the most recent available financial statements of the tenants/guarantors, focusing primarily on the balance sheet, profit and loss statement, cash flow statement and management's discussion of capital resources and liquidity. Various measures of financial strength were derived and reviewed to evaluate the tenant's ability to fulfill the lease obligation. These factors encompassed size, leverage, capital structure, profitability, cash flow, debt service and fixed charges coverage and liquidity. Stanger also investigated each tenant's/guarantor's corporate debt ratings, if any, issued by Nationally Recognized Statistical Rating Organizations (for example, Standard & Poors and/or Moody's), and financial strength ratings assigned by Value Line.

       Stanger also reviewed the interest rate environment as of the date of the Portfolio Valuations, including long-term corporate bond yields. In particular, data sources were screened to determine the yield-to-maturity among corporate bonds based on various maturities and credit ratings. This analysis was conducted to establish a base discount rate, determined by the marketplace, to reflect the risk of holding corporate debt with credit quality commensurate with the lease guarantor's creditworthiness and a term approximately equal to the remaining lease term for each property. Premiums deemed appropriate were then added to the base discount rate to reflect the risks associated with real estate, leverage, and, where appropriate, above-market lease rates or factors unique to the individual lease or tenant. In particular, where contract rent exceeded market rent, the base discount rate used to value the operating cash flow stream was adjusted to reflect the creditworthiness of the tenant and the risk associated in realizing such excess rent.

       Where operating cash flows were comprised of base rent and percentage rent components, distinct discount rates were applied to the base rent and percentage rent reflective of the relative risk associated with each cash flow stream.

     - REVERSION VALUE -- To determine appropriate discount rates to apply to the reversion value of the real estate upon final lease expiration, the acquisition criteria and projection parameters in use in the marketplace by real estate investors for various property types (e.g. industrial/warehouse, retail, office, etc.) were reviewed (as described above). Discount rates deemed appropriate were applied to the reversion value of each property after adjusting for such factors as property age, quality, anticipated functional and economic obsolescence, competitive position, and any unique property-related factors.

     The resulting discounted present value of operating cash flows and the discounted present value of net sale proceeds were added to outstanding debt balances as of March 31, 1997 for each property. The resulting values were adjusted for any joint venture interests in the properties (based on information provided by Carey) and were summed to arrive at a total estimated value for each Portfolio.

                          PORTFOLIO VALUE CONCLUSIONS

     Based upon the review as described above, it is our opinion that the market value of the leased fee interests or, where appropriate, fee simple interests in the Portfolios as encumbered by existing indebtedness and lease agreements as of March 31, 1997 is as follows:

                                                                          PORTFOLIO
                                                                            VALUE
                              PARTNERSHIP NAME                            CONCLUSION
        -------------------------------------------------------------    ------------
        Corporate Property Associates 1..............................    $ 33,390,000
        Corporate Property Associates 2..............................      40,680,000
        Corporate Property Associates 3..............................      52,750,000
        Corporate Property Associates 4..............................      49,880,000
        Corporate Property Associates 5..............................      54,640,000
        Corporate Property Associates 6..............................     104,300,000
        Corporate Property Associates 7..............................      70,300,000
        Corporate Property Associates 8..............................     136,670,000
        Corporate Property Associates 9..............................     139,890,000
                                                                         ------------
                  TOTAL..............................................    $682,500,000
                                                                         ============

                         CORPORATE PROPERTY ASSOCIATES
                               PORTFOLIO SUMMARY
                                 MARCH 31, 1997

                                                                                   PROPERTY
               PROPERTY NAME                              ADDRESS                    TYPE
--------------------------------------------    ---------------------------    -----------------
Broomfield Tech.............................    3400 Industrial Lane           Office/Warehouse
                                                Broomfield, CO
Broomfield Tech.............................    3401 Industrial Lane           Office/Warehouse
                                                Broomfield, CO
Chief Auto Parts -- Stockton................    1339 S. Sutter Street          Retail
                                                Stockton, CA
Southland -- Merced.........................    1414 R Street                  Retail
                                                Merced, CA
Payless Shoes -- Rialto.....................    681 Foothill Road              Retail
                                                Rialto, CA
Payless Shoes -- Fontana....................    9780 Sierra Avenue             Retail
                                                Fontana, CA
Chief Auto Parts -- Sacramento..............    3121 Marysville Boulevard      Retail
(Marysville)                                    Sacramento, CA
Chief Auto Parts -- Sacramento..............    1900 Broadway                  Retail
(Broadway)                                      Sacramento, CA
Payless Shoes -- Cuyahoga Falls.............    1965 State Road                Retail
                                                Cuyahoga Falls, OH
Payless Shoes -- Talmadge...................    355 West Avenue                Retail
                                                Talmadge, OH
Payless Shoes -- Freemont...................    111 East State Street          Retail
                                                Freemont, OH
Payless Shoes -- Reynoldsburg...............    6736 East Main Street          Retail
                                                Reynoldsburg, OH
Payless Shoes -- Marion.....................    1240 Mt. Vernon Avenue         Retail
                                                Marion, OH
Payless Shoes -- Anderson...................    1816 E. 53rd Street            Retail
                                                Anderson, IN
Varo -- Walnut..............................    2201-2203 Walnut Street        Light Industrial
                                                Garland, TX
Vacant Facility.............................    553 & 555 N. 5th Street        Light Industrial
                                                Garland, TX
The Gap.....................................    3434 Mineola Pike              Distribution/
                                                Erlanger, KY                   Warehouse
Unisource Worldwide.........................    1930 Spur Avenue               Distribution/
                                                Anchorage, AK                  Warehouse
Winn-Dixie..................................    1211 Broadway West             Retail
                                                Louisville, KY
PreFinish Metals............................    30610 East Broadway            Industrial
                                                Walbridge, OH

                        CORPORATE PROPERTY ASSOCIATES 2

                               PORTFOLIO SUMMARY

                                 MARCH 31, 1997

                                                                                      PROPERTY
                   PROPERTY NAME                               ADDRESS                  TYPE
----------------------------------------------------  -------------------------    --------------
Pre-Finish Metals...................................  30610 East Broadway            Industrial
                                                      Walbridge, OH
Unisource Worldwide.................................  2600 S.W. Commerce Way         Industrial
                                                      Commerce,CA
Arthur L. Jones.....................................  2729 Ring Road                   Retail
                                                      Greensboro, NC
Kinko's of Ohio.....................................  4032 Belden Village Ave.         Retail
                                                      Canton, OH
Wexler..............................................  9890 Lake Forrest Ave.           Retail
                                                      New Orleans, LA
Color Tile..........................................  4030 Belden Village Ave.         Retail
                                                      Canton, OH
Maybelline/B&G......................................  1401 Murphy Drive            Distribution/
                                                      Maumelle, AR                   Warehouse
EXCEL...............................................  5205 Mill Street               Office/R&D
                                                      Reno, NV
AT&T................................................  12976 Hollenberg Road          Office/R&D
                                                      Bridgeton, MO
Western Union.......................................  13022 Hollenberg Road          Office/R&D
                                                      Bridgeton, MO
Sports & Recreation.................................  308 West Route 38                Retail
                                                      Moorestown, NJ
Gibson Greetings -- Cincinnati......................  2100 Section Road              Industrial
                                                      Cincinnati, OH
Cleo................................................  4025 Viscount Road             Industrial
                                                      Memphis, TN
Gibson Greetings -- Berea...........................  Walnut Meadow Lane             Industrial
                                                      Berea,KY

                        CORPORATE PROPERTY ASSOCIATES 3
                               PORTFOLIO SUMMARY
                                 MARCH 31, 1997

                                                                                    PROPERTY
                     PROPERTY NAME                              ADDRESS               TYPE
-------------------------------------------------------  ----------------------    -----------
EXCEL..................................................  5205 Mill Street          Office/R&D
                                                         Reno, NV
AT&T...................................................  12976 Hollenberg Road     Office/R&D
                                                         Bridgeton, MO
Western Union..........................................  13022 Hollenberg Road     Office/R&D
                                                         Bridgeton, MO
Sports & Recreation....................................  308 West Route 38           Retail
                                                         Moorestown, NJ
Gibson Greetings -- Cincannati.........................  2100 Section Road         Industrial
                                                         Cincinnati, OH
Cleo...................................................  4025 Viscount Road        Industrial
                                                         Memphis, TN
Gibson Greetings -- Berea..............................  Walnut Meadow Lane        Industrial
                                                         Berea, KY
Santee Dairies.........................................  231 East 23rd Street         Dairy
                                                         Los Angeles, CA

                        CORPORATE PROPERTY ASSOCIATES 4
                               PORTFOLIO SUMMARY
                                 MARCH 31, 1997

                                                                                     PROPERTY
                  PROPERTY NAME                              ADDRESS                   TYPE
--------------------------------------------------  -------------------------    -----------------
Santee Dairies....................................  231 East 23rd Street               Dairy
                                                    Los Angeles, CA
Simplicity Manufacturing..........................
(2 buildings)                                       500 North Spring Street         Industrial
                                                    Port Washington, WI
Brodart Company...................................  500 Arch Street &               Industrial
(2 buildings)                                       1609 Memorial Avenue
                                                    Williamsport, PA
Petrocon Engineering..............................  3115 Executive Boulevard          Office
                                                    Beaumont, TX
Agency Management.................................  3001 East By-Pass                 Office/
                                                    College Station, TX          Light Industrial
Family Dollar.....................................  Airport &                      Distribution/
                                                    Cedar Springs Road               Warehouse
                                                    Salisbury, NC
Winn-Dixie........................................  U.S. 411 &                        Retail
                                                    Courson Boulevard
                                                    Leeds, AL

                        CORPORATE PROPERTY ASSOCIATES 5
                               PORTFOLIO SUMMARY
                                 MARCH 31, 1997

                                                                            PROPERTY
            PROPERTY NAME                         ADDRESS                     TYPE
-------------------------------------    -------------------------    --------------------
Spreckles/Duff-Norton................    Hwy. 1 North                      Industrial
                                         Forrest City, AR
Rochester Button -- Kenbridge........    221 Main Street                   Industrial
                                         Kenbridge, VA
Rochester Button -- So. Boston.......    1100 Noblin Avenue &              Industrial
                                         315 Edmund Street
                                         South Boston, VA
Arley -- Columbia....................    3130 Bluff Road                   Warehouse/
                                         Columbia, SC                 Light Manufacturing
Arley -- Sumter......................    Shaw Street                       Industrial
                                         Sumter, SC
Penn Virginia -- Duffield............    U.S. Hwy. 58 -- 421 West            Office
                                         Duffield, VA
Penn Virginia -- Broomall............    600 Abbott Drive               Office/Warehouse
                                         Broomall, PA
Penn Virginia -- Cuyahoga Falls......    601 Munroe Falls Ave.             Industrial
                                         Cuyahoga Falls, OH
Exide Electronics....................    3201 Spring Forrest Road            Office
                                         Raleigh, NC
General Cinema.......................    43555 Ford Road                     Cinema
                                         Canton, MI
Inno Tech............................    154 Olive Street                  Industrial
                                         Elyria, OH
Sunds Defibrator.....................    571 West End Avenue              Industrial/
Woodhandling                             Carthage, NY                    Manufacturing
Gould (Spectramed)...................    1900 Williams Drive               Office/R&D
                                         Oxnard, CA
Holiday Inn -- Petoskey..............    U.S. Hwy. 131 South                 Hotel
                                         Petoskey, MI
Holiday Inn -- Alpena................    1000 U.S. 23 North                  Hotel
                                         Alpena, MI
DeVlieg-Bullard -- McMinnville.......    Morrison Street                   Industrial
                                         McMinnville, TN
Penberthy Products...................    Lincoln & Locust Street           Industrial
                                         Prophetstown, IL
DeVlieg-Bullard -- Frankenmuth.......    126 North Main Street             Industrial
                                         Frankenmuth, MI
Stoody Deloro........................    1201 Eisenhower Drive             Industrial
                                         North Goshen, IN

Winn-Dixie...........................    2252 Mt. Meigs Road                 Retail
                                         Montgomery, AL

                        CORPORATE PROPERTY ASSOCIATES 6
                               PORTFOLIO SUMMARY
                                 MARCH 31, 1997

                                                                                    PROPERTY
                 PROPERTY NAME                             ADDRESS                    TYPE
------------------------------------------------  -------------------------    ------------------
Holiday Inn -- Petoskey.........................  U.S. Highway 131 South             Hotel
                                                  Petoskey, MI
Holiday Inn -- Alpena...........................  1000 U.S. 23 North                 Hotel
                                                  Alpena, MI
Stoody Deloro...................................  16425 Gale Avenue                Industrial
                                                  Industry, CA
Yale Security...................................  16300 W. 103rd Street            Industrial
                                                  Lemont, IL
Motorola........................................  1101 East University Ave.        Office/R&D
                                                  Urbana, IL
Autozone (31 properties)........................  See Attached Schedule              Retail
Lockheed Martin.................................  6721 Baymeadow Drive         Office/Industrial
                                                  Glen Burnie, MD
Peerless Chain..................................  1416 E. Sanborn Street           Industrial
                                                  Winona, MN
General Cinema..................................  14551 Burnhaven Circle             Cinema
                                                  Burnsville, MN
Wal-Mart (Sams Club)............................  2930 Lebanon Church St.            Retail
                                                  West Mifflin, PA
Armel/Kinney Shoes..............................  3499 N.W. 53rd Street         Office/Warehouse
                                                  Ft. Lauderdale, FL
A.P. Parts -- Toledo............................  315-543 Matzinger Street         Industrial
                                                  Toledo, OH
A.P. Parts -- Pinconning........................  401 E. 5th Street                Industrial
                                                  Pinconning, MI
Anthony's Manufacturing.........................  See Note (1) below               Industrial
                                                  San Fernando, CA
Holiday Inn -- Livonia..........................  17123 Laurel Park Drive            Hotel
                                                  Livonia, MI
Winn-Dixie......................................  1315 West 15th Street              Retail
                                                  Panama City, FL

---------------
(1) Anthony's Manufacturing is located at the following addresses: 12400 and 12918 Gladstone, San Fernando, CA; 12391 Montero Avenue, San Fernando, CA; 12812 Arroyo Street, San Fernando, CA; and 12354 Gladstone Avenue, San Fernando, CA.

                        CORPORATE PROPERTY ASSOCIATES 6
                        PORTFOLIO SUMMARY -- (CONTINUED)
                                 MARCH 31, 1997

                               AUTOZONE LOCATIONS

2006 West Franklin Avenue        295 Craft Highway                1001 Sixth Avenue S.E.
Gastonia, NC                     Chickasaw, AL                    Decatur, AL

5136 N. Tyron Street             2501 South Boulevard             1030 Ninth Avenue
Charlotte, NC                    Montgomery, AL                   Bessemer, AL

421 South Center Street          950 32nd Street                  1420 14th Street
Statesville, NC                  Columbus, GA                     Phenix City, AL

1214 Morgantown Blvd             1400 Vandalia Road               407 Holcomb Avenue
Lenoir, NC                       Collinsville, IL                 Mobile, AL

2602 South Congress              2609 Washington Avenue           1300 E. Prien Lake Road
Austin, TX                       Alton, IL                        Lake Charles, LA

1925 Waco Drive                  310 E. Edwardsville Road         2905 Big Bend Boulevard
Waco, TX                         Wood River, IL                   Maplewood, MO

2321 Horne Road                  521 Carlyle Road                 9710 Page Avenue
Corpus Christi, TX               Belleville, IL                   Overland, MO

3201 Leopard Street              3011-3013 Cypress Drive          3405 Gravois Avenue
Corpus Christi, TX               West Monroe, LA                  St. Louis, MO

1211 Rio Grande                  9007 Greenwell Springs Rd.       9644 St. Charles Rock Road
Victoria, TX                     Baton Rouge, LA                  Breckenridge, MO

1411 Pleasanton Road             E. Medorm St. & Hwy. 171         2003 Mac Arthur Drive
San Antonio, TX                  Lake Charles, LA                 West Orange, TX

1819 Nederland Avenue
Nederland, TX

                        CORPORATE PROPERTY ASSOCIATES 7
                               PORTFOLIO SUMMARY
                                 MARCH 31, 1997

                PROPERTY NAME                           ADDRESS                PROPERTY TYPE
---------------------------------------------  -------------------------    --------------------
Holiday Inn -- Livonia.......................  17123 N. Laurel Avenue              Hotel
                                               Livonia, MI
Seven-Up Bottling............................  555 McDonnell Boulevard         Distribution/
                                               St. Louis, MO                     Warehouse
Winn-Dixie...................................  Highway 59 & W. 53rd St.            Retail
                                               Bay Minette, AL
M-Tex, Travelers Rest........................  Highway 25                        Industrial
                                               Travelers Rest, SC
M-Tex, Liberty...............................  Peachtree Street                  Industrial
                                               Liberty, SC
Autozone (13 properties).....................  See Attached Schedule               Retail
Northern Auto/Popular Stores.................  7214 E. Thomas Road                 Retail
                                               Scottsdale, AZ
Northern Automotive/Scallon's................  310 E. Florence Blvd.               Retail
                                               Casa Grande, AZ
Northern Automotive/Building 7...............  555 W. U.S. Highway 60              Retail
                                               Apache Junction, AZ
Northern Auto/Crafters Mall..................  4322 W. Bell Road                   Retail
                                               Glendale, AZ
Northern Auto/Advanced Paper.................  1255 W. Guadalupe                   Retail
                                               Mesa, AZ
Capin Mercantile Corp........................  1410 Pinos Altos Road               Retail
                                               Silver City, NM
Northern Automotive..........................  2953 West 30th Avenue               Retail
                                               Denver, CO
Family Bargain Center........................  1150 Main Street                    Retail
                                               Colville, WA
NYNEX........................................  Catamount Drive                   Office/R&D
                                               Milton, VT
The Gap......................................  1500 Jamike Avenue              Distribution/
                                               Erlanger, KY                      Warehouse
Policy Management Systems....................  One ASA Plaza                       Office
                                               Bloomingdale, IL
Sybron/Kerr Manufacturing....................  28200 Wick Road                  Industrial/
                                               Romulus, MI                     Manufacturing
Sybron/Barnstead.............................  2555 Kerper Boulevard            Industrial/
                                               Dubuque, IA                     Manufacturing
Sybron/Erie Scientific.......................  Post Road                        Industrial/
                                               Portsmouth, NH                  Manufacturing
Sybron/Nalge.................................  75 Panorama Creek Drive          Industrial/
                                               Rochester, NY                   Manufacturing
Sybron/Ormco.................................  1308 South Lone Hill Ave.         Office/R&D
                                               Glendora, CA
NVR -- Thurmont..............................  210 N. Carroll Street             Industrial
                                               Thurmont, MD
NVR -- Farmington............................  1043 Hook Road                    Industrial
                                               Farmington, NY

                        CORPORATE PROPERTY ASSOCIATES 7
                        PORTFOLIO SUMMARY -- (CONTINUED)
                                 MARCH 31, 1997

                PROPERTY NAME                           ADDRESS                PROPERTY TYPE
---------------------------------------------  -------------------------    --------------------
Stair Plans America..........................  29 Synan Road                     Industrial
                                               Fredericksburg, VA
Allied Plywood...............................  7891 Notes Drive               Industrial/Light
                                               Manasas, VA                     Manufacturing
Holiday Inn -- Topeka........................  605 Fairlawn                        Hotel
                                               Topeka, KS

                               AUTOZONE LOCATIONS

8102 North Davis Highway
Pensacola, FL

1301 W. 15th Street
Panama City, FL

3520 Main Street
Jacksonville, FL

10418 Florida Boulevard
Baton Rouge, LA

6152 Plank Road
Baton Rouge, LA

2740 Highway 190 West
Hammond, LA

129 Centre Pointe Drive
St. Peters, MO

35 E. Mexico Road
St. Peters, MO

721 South Lafayette St.
Shelby, NC

399 E. Cannon Boulevard
Kannapolis, NC

220 Fleming Drive
Morgantown, NC

5317 Ringold Road
East Ridge, TN

3315 Chapman Highway
Knoxville, TN

                        CORPORATE PROPERTY ASSOCIATES 8
                               PORTFOLIO SUMMARY
                                 MARCH 31, 1997

                                                                                      PROPERTY
                  PROPERTY NAME                               ADDRESS                   TYPE
--------------------------------------------------  ---------------------------    --------------
Policy Management.................................  One ASA Plaza                  Office
                                                    Bloomingdale, IL
Sybron/Kerr Manufacturing.........................  28200 Wick Road                Industrial/
                                                    Romulus, MI                    Manufacturing
Sybron/Barnstead..................................  2555 Kerper Boulevard          Industrial/
                                                    Dubuque, IA                    Manufacturing
Sybron/Erie Scientific............................  Post Road                      Industrial/
                                                    Portsmouth, NH                 Manufacturing
Sybron/Nalge......................................  75 Panorama Creek Drive        Industrial/
                                                    Rochester, NY                  Manufacturing
Sybron/Ormco......................................  1308 South Lone Hill Ave.      Office/R&D
                                                    Glendora, CA
NVR -- Thurmont...................................  210 N. Carroll Street          Industrial
                                                    Thurmont, MD
NVR -- Farmington.................................  1043 Hook Road                 Industrial
                                                    Farmington, NY
Stair Plans America...............................  29 Synan Road                  Industrial
                                                    Fredericksburg, VA
Allied Plywood....................................  7891 Notes Drive               Industrial
                                                    Manasas, VA
American Signature -- Olive Branch................  8649 Hacks Cross               Industrial
                                                    Olive Branch, MS
American Signature -- Doraville...................  3101 McCall Boulevard          Industrial
                                                    Doraville, GA
Autozone (11 properties)..........................  See Footnote 1 below           Retail
Wozniak Industries................................  3700 N. Rose Street            Industrial
                                                    Schiller Park, IL
General Electric..................................  720 Vanderburg Road            Office/R&D
                                                    King of Prussia, PA
United Stationers (3 properties)..................  See Footnote 2 below           Distribution/
                                                                                   Warehouse
Furon Buildings (6 properties)....................  See Footnote 3 below           5-Industrial
                                                                                   1-Office
High Voltage......................................  13 Pratt Junction              Industrial
                                                    Sterling, MA
Datcon Instrument.................................  1811 Rohrerstown Road          Industrial
                                                    Lancaster, PA
Federal Express...................................  3205 Longmire Drive            Distribution/
                                                    College Station, TX            Warehouse
Dr. Pepper Buildings..............................  See Footnote 4 below           Distribution/
                                                                                   Warehouse
Orbital Sciences..................................  3380 S. Price Road             Industrial
                                                    Chandler, AZ
Detroit Diesel....................................  13400 Outer Drive W.           Industrial
                                                    Detroit, MI

                        CORPORATE PROPERTY ASSOCIATES 8
                        PORTFOLIO SUMMARY -- (CONTINUED)
                                 MARCH 31, 1997

                                                                                      PROPERTY
                  PROPERTY NAME                               ADDRESS                   TYPE
--------------------------------------------------  ---------------------------    --------------
Winn-Dixie *......................................  Douglas Avenue/Route 31        Retail
                                                    Brenton, AL
Holiday Inn -- Topeka.............................  605 Fairlawn                   Hotel
                                                    Topeka, KS

---------------

* Property is subject to a ground lease.

(1) The locations of the facilities leased to Autozone are as follows:

            7035 Atlantic Boulevard                       4909 Central Avenue
            Jacksonville, FL                              Albuquerque, NM
            5350 Beach Boulevard                          760 Broadway
            Jacksonville, FL                              Farmington, NM
            209 S. Slappey Boulevard                      6126 St. Andrews Road
            Albany, GA                                    Lexington, SC
            2616 Community Road                           5320 W. Bellfort Avenue
            Brunswick, GA                                 Houston, TX
            2318 Milledgeville Road                       5615 Babcock Road
            Augusta, GA                                   San Antonio, TX
            2215 Pio Nono Avenue
            Macon, GA

(2) The three locations of facilities leased to United Stationers are: 3615 Highpoint Drive, San Antonio, TX; 2483 Harbor Ave., Memphis, TN; and Elmwood/Plauche Industrial Park, New Orleans, LA.

(3) The six locations of facilities leased to Furon are: 407 East Street, New Haven, CT; Interstate 295 & Harmony Road, Mickleton, NJ; 1199 S. Chillicothe Road, Aurora, OH; 10585 Main Street, Mantua, OH; 386 Metacoro Ave., Bristol, RI; and 1395 Danner Drive, Aurora, OH.

(4) The two locations of facilities leased to Dr. Pepper Bottling are: 2304 Century Center Blvd., Irving, TX and 2400 Holly Hill Drive, Houston, TX.

                        CORPORATE PROPERTY ASSOCIATES 9
                               PORTFOLIO SUMMARY
                                 MARCH 31, 1997

                                                                                    PROPERTY
                  PROPERTY NAME                              ADDRESS                  TYPE
-------------------------------------------------    -----------------------    ----------------
American Signature -- Doraville..................    3101 McCall Blvd.             Industrial
                                                     Doraville, GA
General Electric.................................    720 Vanderburg Road           Office/R&D
                                                     King of Prussia, PA
Furon Buildings (6 properties)...................    See Footnote 1 below       5 -- Industrial
                                                                                  1 -- Office
Dr. Pepper (2 properties)........................    See Footnote 2 below        Distribution/
                                                                                   Warehouse
Orbital Sciences.................................    3380 S. Price Road            Industrial
                                                     Chandler, AZ
Detroit Diesel...................................    13400 Outer Drive W.          Industrial
                                                     Detroit, MI
Childtime (12 properties)........................    See Footnote 3 below            Retail
Federal Express..................................    201 S. Padre Island Dr.     Distribution/
                                                     Corpus Christi, TX            Warehouse
NV Ryan -- Pittsburgh............................    100 Ryan Court & 111            Office
                                                     Ryan Court,
                                                     Pittsburgh, PA
Pepsi............................................    15180 Grand Point Dr.       Distribution/
                                                     Houston, TX                   Warehouse
Titan............................................    3033 Science Park Road        Office/R&D
                                                     San Diego, CA
Vacant Facility *................................    835 Hope Street               Office/R&D
                                                     Stanford, CT
Information Resources............................    150 N. Clinton Street &         Office
                                                     564 West Randolph
                                                     Chicago, IL
Red Bank Distribution............................    4000 Red Bank Road          Distribution/
                                                     Cincinnati, OH                Warehouse

---------------
* Management has represented that the property is being given to lender in satisfaction of nonrecourse debt obligation.

(1) The locations of the six buildings leased to Furon are as follows: 407 East Street, New Haven, CT; Interstate 295 & Harmony Road, Mickletown, NJ; 1199
    S. Chillicothe Road, Aurora, OH; 10585 Main Street, Mantua, OH; 386 Metacon Ave., Bristol, RI; and 1395 Danner Drive, Aurora, OH.

(2) The locations of the two buildings leased to Dr. Pepper Bottling are as follows: 2304 Century Center Blvd., Irving, TX and 2400 Holly Hill Drive, Houston, TX.

(3) The locations of the twelve buildings leased to Childtime are as follows:
    5792 W. Oakland Street, Chandler, AZ; 7090 N. Thornydale Road, Tucson, AZ; 1485 Vega Street, Alhambra, CA; 3656 Riverside Drive, Chino, CA; 12421 Springdale Street, Garden Grove, CA; 13881 N. Prospect Ave., Tustin, CA; 34203 Ford Road, Westland, MI; 2171 Fifteen Mile Road, Sterling Heights, MI; 32503 Ann Arbor Trail, Westland, MI; 1028 MacArthur Drive, Carrolton, TX; 550 W. Danieldale Road, Duncanville, TX and 1597 Glencairn Lane, Lewisville, TX.

                      ASSUMPTIONS AND LIMITING CONDITIONS

     This appraisal report is subject to the assumptions and limiting conditions as set forth below.

     1. No responsibility is assumed for matters of a legal nature affecting the portfolio properties or the titles thereto. Titles to the properties are assumed to be good and marketable and the properties are assumed free and clear of all liens unless otherwise stated.

     2. The Portfolio Valuations assume (a) responsible ownership and competent management of the properties; (b) there are no hidden or unapparent conditions of the properties' subsoil or structures that render the properties more or less valuable (no responsibility is assumed for such conditions or for arranging for engineering studies that may be required to discover them); (c) full compliance with all applicable federal, state and local zoning, access and environmental regulations and laws, unless noncompliance is stated, defined and considered in the Portfolio Valuations; and (d) all required licenses, certificates of occupancy and other governmental consents have been or can be obtained and renewed for any use on which the value estimates contained in the Portfolio Valuations are based.

     3. The Appraiser shall not be required to give testimony or appear in court because of having made the appraisal with reference to the portfolio in question, unless arrangements have been previously made therefore.

     4. The information contained in the Portfolio Valuations or upon which the Portfolio Valuations are based has been provided by or gathered from sources assumed to be reliable and accurate. Some of such information has been provided by the owner of the properties. The Appraiser shall not be responsible for the accuracy or completeness of such information, including the correctness of estimates, opinions, dimensions, exhibits and other factual matters. The Portfolio Valuations and the opinion of value stated therein are as of the date stated in the Portfolio Valuations. Changes since that date in portfolios, external and market factors can significantly affect property values.

     5. Disclosure of the contents of the appraisal report is governed by the Bylaws and Regulations of the professional appraisal organization with which the Appraiser is affiliated.

     6. Neither all, nor any part of the content of the report, or copy thereof (including conclusions as to the portfolios' values, the identity of the Appraiser, professional designations, reference to any professional appraisal organizations, or the firm with which the Appraiser is connected) shall be used for any purpose by anyone other than the client specified in the report, including, but not limited to, the mortgagee or its successors and assignees, mortgage insurers, consultants, professional appraisal organizations, any state or federally approved financial institution, any department, agency or instrumentality without the previous written consent of the Appraiser; nor shall it be conveyed by anyone to the public through advertising, public relations, news sales or other media, without the written consent and approval of the Appraiser.

     7. On all appraisals subject to completion, repairs or alterations, the appraisal report and value conclusions are contingent upon completion of the improvements in a workmanlike manner.

     8. The physical condition of the improvements considered by the Portfolio Valuations are based on visual inspection by the Appraiser or other representatives of Stanger and on representations by the owner. Stanger assumes no responsibility for the soundness of structural members or for the condition of mechanical equipment, plumbing or electrical components. The Appraiser has made no survey of the properties.

     9. The projections of income and expenses and the valuation parameters utilized are not predictions of the future. Rather, they are the Appraiser's best estimate of current market thinking relating to future income and expenses. The Appraiser makes no warranty or representations that these projections will materialize. The real estate market is constantly fluctuating and changing. It is not the Appraiser's task to predict or in any way warrant the conditions of a future real estate market; the Appraiser can only reflect what the investment community, as of the date of the appraisal, envisions for the future in terms of rental rates, expenses, supply and demand. We have used methods and assumptions deemed appropriate in our professional judgment; however, future events may demonstrate that the assumptions were incorrect or that other different methods or assumptions may have been more appropriate.

     10. The Portfolio Valuations represent normal consideration for the properties sold based on the buyer's assumption of existing third-party indebtedness and unaffected by special terms, services, fees, costs, or credits incurred in the transaction.

     11. Unless otherwise stated in the report, the existence of hazardous materials, which may or may not be present on the properties, was not disclosed to the Appraiser by the owner. The Appraiser has no knowledge of the existence of such materials on or in the properties. However, the Appraiser is not qualified to detect such substances. The presence of substances such as asbestos, ureaformaldehyde foam insulation, oil spills, or other potentially hazardous materials may affect the values of the portfolios. The portfolio value estimates are predicated on the assumption that there is no such material on or in the portfolio properties that would cause a loss of value. No responsibility is assumed for such conditions, or for any expertise or engineering knowledge required to discover them. The client is urged to retain an expert in this field, if desired.

     12. For purposes of this report, it is assumed that each property is free of any negative impact with regard to the Environmental Cleanup Responsibility Act (ECRA) or any other environmental problems or with respect to non-compliance with the Americans with Disabilities Act (ADA). No investigation has been made by the Appraiser with respect to any potential environmental or ADA problems. Environmental and ADA compliance studies are not within the scope of this report.

     13. Pursuant to the Engagement Agreement, the Portfolio Valuations have been prepared on a limited scope basis in conformity with the departure provisions of the Uniform Standards of Professional Appraisal Practice and the Standards of Professional Appraisal Practice of the Appraisal Institute, relying solely on the income approach to value primarily utilizing discounted cash flow analysis assuming leases and debt in place. Further, the engagement calls for delivery of a summary appraisal report in which the content has been limited to that data presented herein. As such, the summary appraisal report is not designed to meet the requirements of Title XI of the Federal Financial Institutions Reform, Recovery and Enforcement Act of 1989. Therefore, federally regulated institutions should not rely on this report for financing purposes.

     14. The Portfolio Valuations reported herein may not reflect the premium or discount a potential buyer may assign to an assembled portfolio of properties or to a group of properties in a particular local market which provides opportunities for enhanced market presence and penetration. In addition, where properties are owned jointly with other entities affiliated with the general partner, minority interest discounts were not applied.

     15. The appraisal is solely for the purpose of providing our opinion of the values of the Portfolios, and we make no representation as to the adequacy of such a review for any other purpose. The properties in the portfolios are generally leased to corporate tenants under long-term triple net leases. The owner has directed that the leased fee interests be valued based on existing lease contracts and debt in place using a discounted cash flow analysis. The use of other valuation methodologies might produce a higher or lower value.

     16. In addition to these general assumptions and limiting conditions, any assumptions and conditions applicable to specific properties have been retained in our files.